FOR IMMEDIATE RELEASE
---------------------

        -------------------------------------
        Contact:
        Alfred E. Brennan, President & Chief
          Executive Officer
        Arthur L. Herbst, Jr., EVP, Chief
          Operating Officer & Chief Financial
          Officer
                                                        [GRAPHIC OMITTED]
        (314-344-0010, Ext. 3133
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          YOUNG INNOVATIONS, INC. ANNOUNCES CHANGES IN SALES INCENTIVE
             PROGRAMS, ACCELERATED CONSOLIDATION EFFORTS AND REVISED
                          FINANCIAL GUIDANCE FOR 2004



           CONFERENCE CALL SCHEDULED FOR 10:00 AM CENTRAL MAY 26, 2004



ST. LOUIS, MO., MAY 25, 2004 - Young Innovations, Inc. (NASDAQ - YDNT) today announced it has decided to take a series of actions to better serve its customers. The Company will modify certain distributor incentive pricing programs to facilitate the introduction of new preventive and infection control products over the next six to eight quarters and improve service levels to its distributors. In the second quarter, we plan not to offer certain price promotions to our distributors, which is likely to affect the timing of distributor orders. In addition, the Company will accelerate the consolidation of facilities which should enable us to more efficiently provide high quality products and service to our customers. Management anticipates that these actions will have the short-term effect of reducing sales by up to $5 million and earnings per share by up to $.20 in the second quarter of 2004. Uncertainty relating to the actual timing of distributor reorder points, consolidation activities and new product introductions will reduce quarterly earnings visibility in the upcoming quarters. For 2004, the Company expects earnings per share to be in the $1.40 to $1.50 range.

Commenting on these changes, Alfred E. Brennan, Chief Executive Officer, said, "We believe these steps are necessary given the rapid growth and changing nature of our Company since our IPO in 1997. We believe these actions will better position our Company for growth and profitability in the future and that they are in the long-term interests of our shareholders, customers and employees. We are enthusiastic about the many opportunities to increase the value of the business that we see before us. We remain committed to our goal of driving operating income growth of 12% to 15% per year over the long term."

The Company will host a conference call to discuss these matters on Wednesday, May 26, 2004 at 10:00 am Central Time. The call will be broadcast live and on-demand via the Internet using InterCall. A live audio broadcast will be available at http://audioevent.mshow.com/170307. Access to the live audio broadcast will also be available through the Company's website, www.ydnt.com. For those unable to listen to the live broadcast, a replay will be available at www.ydnt.com for exactly one month following the live call. There is no charge to access any event.

Young Innovations develops, manufactures and markets supplies and equipment used by dentists, dental hygienists, dental assistants and consumers. The Company's product offering includes disposable and metal prophy angles, prophy cups and brushes, panoramic X-ray machines, moisture control products, infection control products, dental handpieces (drills) and related components, endodontic systems, orthodontic toothbrushes, flavored examination gloves, children's toothbrushes, and children's toothpastes. The Company believes it is the leading manufacturer and distributor of prophy angles and cups (used in teeth cleaning and polishing procedures) in the United States. The Company also believes it is the leading provider of panoramic X-ray equipment and dental surface disinfectants in the United States.

Investors are cautioned that this press release as well as other reports and oral statements by Company officials may contain certain forward-looking statements as defined in the Private Securities Litigation and Reform Act of 1995. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions and which include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," or similar expressions. These statements are not guaranties of future performance and the Company makes no commitment to update or disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements. Because such statements involve risks and uncertainties, actual actions and strategies and the timing and expected results thereof may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those disclosed in the Company's Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.